UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 02, 2026 (April 01, 2026)

Norfolk Southern Corporation

(Exact name of Registrant as Specified in Its Charter)

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 West Peachtree Street NW
Atlanta, Georgia		30308-1925
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 667-3655

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2026 (the “Closing Date”), Norfolk Southern Corporation (the “Company”), through its wholly-owned freight railroad subsidiary Norfolk Southern Railway Company (“NSRC”), entered into certain amended and restated agreements to renew the lease of its corporate headquarters building located at 650 West Peachtree Street NW, Atlanta, Georgia (the “Building”) for an additional five-year term. Those agreements included (collectively, the “Transaction Documents”):

1.
an Amended and Restated Participation Agreement (the “Participation Agreement”) with BA Leasing BSC, LLC (“BAL”), as lessor, Bank of America, N.A., as Administrative Agent, and BAL, as Rent Assignee
2.
an Amended and Restated Lease, Leasehold Deed to Secure Debt and Security Agreement (the “Lease”) with BAL, as lessor; and
3.
an Amended and Restated Guaranty (the “Guaranty”) by the Company in favor of BAL and the other beneficiaries named therein.

The Transaction Documents amend and restate the original operative documents entered into on March 1, 2019, as previously amended, which were entered into in connection with the construction and leasing of the Building. In connection with the amended and restated transaction, all interests previously held by the other bank counterparties under the original arrangement have been transferred to BAL, which now serves as the sole counterparty to NSRC.

The Participation Agreement and Lease govern the financing arrangements for the Building with an aggregate lease amount of approximately $498.7 million. Pursuant to the Lease, NSRC will pay monthly rent based on the outstanding balance at a floating interest rate equal to Term SOFR plus an applicable margin. As amended and restated, the Transaction Documents are structured to treat the lease as a finance lease for financial reporting purposes, as compared to the operating lease treatment applicable to the prior lease.

Under the Lease, NSRC leases the Building from BAL for a base term of five years commencing on the Closing Date. The Lease is a triple-net lease, under which NSRC is responsible for all maintenance, insurance, property taxes and other operating costs associated with the Building.

If NSRC is not in default under the Lease, at least 90 days prior to the end of the base term, NSRC must elect to do one of the following:

1.
extend the Lease for an additional five years with the consent of BAL and any other Rent Assignees (as defined in the Transaction Documents);
2.
purchase the Building; or
3.
arrange a sale of the Building to a third party.

Pursuant to the Guaranty, the Company has unconditionally guaranteed all of NSRC’s obligations under the Lease and the other operative documents.

Copies of the Participation Agreement, Lease and Guaranty are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The foregoing descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Amended and Restated Participation Agreement
10.2	Amended and Restated Lease, Leasehold Deed to Secure Debt and Security Agreement
10.3	Amended and Restated Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION

By:	/s/ Jeremy Ballard
Name: Jeremy Ballard Title: Corporate Secretary Date: April 2, 2026